SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 27, 2009

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2009, Sun Bancorp, Inc., (the “Registrant”) entered into a Letter Agreement – Standard Terms incorporating the Securities Purchase Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) under the Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”), pursuant to which the Registrant issued and sold (i) 89,310 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,543,376 shares (1,620,545 shares, as adjusted for the stock dividend paid on May 14, 2009) of the Registrant’s Common Stock, $1.00 par value per share, for an aggregate purchase price of $89,310,000 in cash (the transaction being referred to as the “Investment”).

On April 8, 2009, the Registrant returned to the Treasury its original Investment amount, plus accrued but unpaid dividends by redeeming in full all issued and outstanding shares of Series A Preferred Stock.  Following the redemption of the Series A Preferred Stock, the Registrant had fifteen calendar days to notify Treasury whether it would repurchase the Warrant for fair market value from Treasury or deliver a substitute warrant.  The Board of Directors of the Registrant has determined that it would be in the best interest of the Registrant and its stockholders if it repurchased the Warrant.  Accordingly, on May 27, 2009, the Registrant entered into a Letter Agreement with the Treasury (“Warrant Repurchase Letter Agreement”) pursuant to which it repurchased the Warrant for $2,100,000, in cash.  A copy of the Warrant Repurchase Letter Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference.  As a result, the Registrant currently has no securities issued or outstanding to the Treasury and is no longer participating to any extent in the TARP CPP.

Section 8 – Other Events

Item 8.01. Other Information

On May 27, 2009, the Registrant issued a press release announcing the consummation of the transaction described above under “Item 1.01 Entry into a Material Definitive Agreement.”   A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10	Warrant Repurchase Letter Agreement dated May 27, 2009
99	Press Release dated May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: May 27, 2009	By:	/s/ Dan A. Chila
Dan A. Chila Executive President and Chief Financial Officer